SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 30, 2005 (January 5, 2006)
PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010

(Commission File Number)	(IRS Employer Identification No.)

5759 Fleet Street, Suite 220, Carlsbad, California	920088

(Address of Principal Executive Offices)	(Zip Code)
(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry Into a Material Definitive Agreement.
     On December 30, 2005, Registrant and Manufacturers and Traders Trust Company (“M&T”) entered into Amendment Number 1 (the “Amendment”) to the Amended and Restated Credit Facility Agreement between Registrant and M&T, as administrative agent, dated as of August 3, 2005 (the “Credit Agreement”). The Credit Agreement established a bridge loan facility in the aggregate principal amount of $7,000,000 with a maturity date of December 31, 2005. The Amendment extends the bridge loan maturity date to January 31, 2006.
     This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is filed herewith as Exhibit 10.1 and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosure set forth above in Item 1.01 is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

	10.1	Amended and Restated Credit Facility Agreement Amendment Number 1 dated as of December 30, 2005 between Phoenix Footwear Group, Inc. and Manufacturers and Traders Trust Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.
Date: January 5, 2006	By:	/s/ Kenneth E. Wolf
		Name:	Kenneth E. Wolf
		Title:	Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

10.1	Amended and Restated Credit Facility Agreement Amendment Number 1 dated as of December 30, 2005 between Phoenix Footwear Group, Inc. and Manufacturers and Traders Trust Company